UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2011

ONCOVISTA INNOVATIVE THERAPIES, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-28347 (Commission File Number)	33-0881303 (IRS Employer Identification No.)

14785 Omicron Drive, Suite 104 San Antonio, Texas (Address of principal executive offices)	78245 (Zip Code)

(210) 677-6000 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director

On December 27, 2010, Jim Wemett resigned from the Board of Directors of OncoVista Innovative Therapies, Inc. (the “Company”), effective December 27, 2010.  There were no disagreements between Mr. Wemett and the Company.

Appointment of Principal Officer

On January 3, 2011, the Company appointed Michael F. Moloney as Chief Operating Officer effective immediately.

Mr. Michael F. Moloney, Age 52, Chief Operating Officer

Mr. Moloney has served as our Director of Program Management since January 2008.  From January 2007 through December 2007, Mr. Moloney was an independent consultant to the biopharmaceutical industry.  From November 2001 January 2007 through December 2006, Mr. Moloney served as Vice President, Information Systems and Technologies and as a member of the Executive Management team for BioNumerik Pharmaceuticals, Inc.  From June 2000 through November 2001, Mr. Moloney served as Director of Systems and Operations Technologies for BioNumerik Pharmaceuticals, Inc.  From 1992 through June 2000, Mr. Moloney served as Director of Information Systems for the Cancer and Leukemia Group B (CALGB), a National Cancer Institute funded multi-center cooperative group engaged in cancer research.  While at the CALGB, Mr. Moloney served as a member of the CALGB Statistical Center management team and the CALGB Operations Committee.  Mr. Moloney held appointments on numerous CALGB scientific committees and served as Vice Chairman for the National Cancer Institute’s Intergroup Specimen Banking Committee.  Prior to joining the CALGB, Mr. Moloney held various technical positions at Clinical Research International, Family Health International and the North Carolina Hospital Association.  Mr. Moloney received a B.S. in information systems from Alderson Broaddus College and an MBA from The University of Texas at San Antonio.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Moloney.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

On January 3, 2011, and effective the same date, the Company entered into an Employment Agreement with Mr. Moloney to act as the Company’s Chief Operating Officer (the “Agreement”).

The Agreement is for a term of two years, commencing January 3, 2011 and expiring January 2, 2013, with automatic one-year extensions unless either the Company or Mr. Moloney provides written notice of their intention not to renew the Agreement at least six months prior to the expiration of the then-current term.  The Agreement provides that, in addition to receiving four weeks paid vacation each calendar year as well as other customary benefits and provisions, Mr. Moloney shall receive (i) an annual base salary of $180,000, and (ii) the Company’s agreement to issue an option to purchase 450,000 shares of the Company’s common stock pursuant to a Stock Option Plan to be adopted by the Company in the future (the “Options”).  The Options will vest monthly, on a pro rata basis, over a vesting period of two years and will have an exercise price equal to the closing price of the Company’s common stock on the date of the Option grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 4, 2011	ONCOVISTA INNOVATIVE THERAPIES, INC.,
a Nevada corporation

/s/ Alexander L. Weis, Ph.D.
By: Alexander L. Weis, Ph.D.
Its: Chief Executive Officer